Exhibit 99 (a)

Bank of Granite Corporation
    News

For Release:	October 14, 2003

BANK OF GRANITE REPORTS IMPROVED EARNINGS FOR
THIRD QUARTER AND NINE MONTHS

      Bank of Granite Corporation (NASDAQ: GRAN) has reported improved earnings for the third quarter and nine month periods, both ending September 30, 2003.

      For the third quarter, net income was $4,231,091 compared with $3,682,584 earned in the third quarter of 2002—an increase of 14.9%. Quarterly per share income was 31¢ vs 27¢ for 2002’s third quarter, a per share increase of 14.8%.

      For the nine month period, also ending September 30, 2003, earnings were $11,987,431 compared with $10,916,458 for the third period of 2002—an increase of 9.8%. Per share earnings for the nine month period were 89¢ vs 80¢ for 2002, an increase of 11.3%.

      John A. Forlines, Jr., Chairman and Chief Executive Officer of Bank of Granite Corporation, said “these earnings were accomplished despite a very weak economy, particularly in the bank’s primary market area where unemployment remains around 10%.” He said the bank has new opportunities for increasing its future profitability in view of its acquisition of First Commerce Bank, in Charlotte, which was consummated on July 16 and also its new full service offices in Boone and Wilkesboro. The increase in earnings for the quarter and the full year can be attributed almost entirely to earnings produced by our bank’s mortgage company, GLL & Associates. The Company’s earnings for the third quarter, according to Mr. Forlines, met, and slightly exceeded, analysts’ expectations and the bank’s projections.

      Balance sheet numbers were increased because of the merger, with assets totaling $971,644,254, deposits $728,334,153, and loans $694,464,512 at the end of the third quarter. All of these are all-time highs for the bank.

      As he normally does, Mr. Forlines thanked all members of the Bank of Granite family for an “excellent effort” during a very difficult period. He especially commended the staff of GLL & Associates for the outstanding year they are having. Their year-to-date earnings are up 189.7%. Critical key management ratios remain outstanding. Earnings on average assets for the nine month period were 1.94% and the Company earned a 12.15% return on equity. The efficiency ratio was 45.05% and the capital to asset ratio of 15.97% indicates that Bank of Granite remains one of the soundest, best capitalized banks in nation.

      Bank of Granite Corporation is the parent company of Bank of Granite and GLL & Associates. The bank operates eighteen full-service banking offices in Caldwell, Catawba, and Burke Counties—the “Unifour” area of North Carolina, and in Mecklenburg, Watauga, and Wilkes Counties. A nineteenth office is under construction in Conover, in Catawba County, and will open next month. GLL & Associates, headquartered in Winston-Salem, originates home mortgages in the Catawba Valley and the Central and Southern Piedmont regions of North Carolina, in addition to Charlotte, Boone, Wilkesboro, and Hilton Head and Charleston in South Carolina. Bank of Granite Corporation has an estimated 6,000 shareholders with 13,673,401 shares of common stock outstanding as of September 30, 2003. Its stock is traded on the national NASDAQ Stock Market® under the symbol GRAN. It closed at $18.75 per share on September 30.

* * * * *

Please see “Financial Data” tables, which are attached.
For further information, contact Kirby A. Tyndall, Senior Vice President and Chief Financial
Officer at Voice (828) 496-2026, Fax (828) 496-2010 or Internet:
ktyndall@bankofgranite.com.

Bank of Granite Corporation, PO Box 128, Granite Falls, NC 28630	www.bankofgranite.com

Bank of Granite Corporation	Three Months Ended			Nine Months Ended
Selected Financial Data	September 30,			September 30,

(in thousands except per share data)	2003	2002	% change	2003	2002	% change

Consolidated earnings summary:
Interest income, taxable equivalent	$14,052	$11,721	19.9%	$38,257	$35,323	8.3%
Interest expense	3,173	2,668	18.9%	8,234	8,269	-0.4%

Net interest income, taxable equivalent	10,879	9,053	20.2%	30,023	27,054	11.0%
Taxable equivalent adjustment	369	418	-11.7%	1,137	1,321	-13.9%

Net interest income	10,510	8,635	21.7%	28,886	25,733	12.3%
Loan loss provision	1,139	897	27.0%	3,424	2,695	27.1%
Noninterest income	4,284	2,925	46.5%	11,434	8,043	42.2%
Noninterest expense	7,171	5,017	42.9%	18,677	14,928	25.1%

Income before income taxes	6,484	5,646	14.8%	18,219	16,153	12.8%
Income taxes	2,253	1,963	14.8%	6,232	5,237	19.0%

Net income	$4,231	$3,683	14.9%	$11,987	$10,916	9.8%

Earnings per share — Basic	$0.31	$0.27	14.8%	$0.90	$0.80	12.5%
Earnings per share — Diluted	0.31	0.27	14.8%	0.89	0.80	11.3%

Average shares — Basic	13,617	13,494	0.9%	13,370	13,595	-1.7%
Average shares — Diluted	13,692	13,502	1.4%	13,437	13,599	-1.2%
Consolidated balance sheet data at September 30:
Total assets				$971,644	$732,092	32.7%
Total deposits				728,334	537,756	35.4%
Loans (gross)				694,465	542,346	28.0%
Shareholders’ equity				141,762	127,490	11.2%
Consolidated average balance sheet data:
Total assets	$955,694	$702,543	36.0%	$825,563	$703,081	17.4%
Total deposits	707,876	519,356	36.3%	610,300	519,356	17.5%
Loans (gross)	671,057	529,895	26.6%	589,463	518,470	13.7%
Shareholders’ equity	139,294	126,264	10.3%	131,865	125,626	5.0%
Consolidated performance ratios:
Return on average assets*	1.76%	2.08%		1.94%	2.08%
Return on average equity*	12.05%	11.57%		12.15%	11.62%
Efficiency ratio	47.29%	41.89%		45.05%	42.53%
Consolidated asset quality data and ratios:
Nonaccruing loans				$6,690	$2,992	123.6%
Accruing loans 90 days past due				4,061	1,558	160.7%
Nonperforming loans				10,751	4,550	136.3%
Foreclosed properties				2,819	1,197	135.5%
Nonperforming assets				13,570	5,747	136.1%
Allowance for loan losses				11,238	8,223	36.7%
Loans charged off				3,214	1,247	157.7%
Recoveries of loans charged off				331	348	-4.9%
Net loan charge-offs (recoveries)				2,883	899	220.7%

Net charge-offs to average loans*				0.65%	0.23%
Nonperforming loans to total assets				1.11%	0.62%
Allowance coverage of nonperforming loans				104.53%	180.73%
Allowance for loan losses to gross loans				1.62%	1.52%
Allowance for loan losses to net loans				1.64%	1.54%
Subsidiary earnings summary:
Bank of Net interest income	$8,990	$7,915	13.6%	$24,952	$23,472	6.3%
Granite Loan loss provision	1,139	887	28.4%	3,424	2,625	30.4%
Noninterest income	1,878	1,962	-4.3%	5,626	5,613	0.2%
Noninterest expense	4,607	3,730	23.5%	12,179	11,249	8.3%
Income taxes	1,667	1,787	-6.7%	4,865	4,764	2.1%
Net income	3,455	3,473	-0.5%	10,110	10,447	-3.2%

GLL & Net interest income	$1,553	$720	115.7%	$3,909	$2,219	76.2%
Associates Loan loss provision	—	10	-100.0%	—	70	-100.0%
(mortgage Noninterest income	2,408	964	149.8%	5,824	2,525	130.7%
bank) Noninterest expense	2,496	1,245	100.5%	6,315	3,564	77.2%
Income taxes	586	176	233.0%	1,367	472	189.6%
Net income	879	263	234.2%	2,051	708	189.7%

* Annualized based on number of days in the period.	More

	Quarters Ended
Bank of Granite Corporation
Supplemental Quarterly Financial Data	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands except per share data)	2003	2003	2003	2002	2002

Consolidated earnings summary:
Interest income, taxable equivalent	$14,052	$12,443	$11,762	$12,120	$11,721
Interest expense	3,173	2,674	2,386	2,534	2,668

Net interest income, taxable equivalent	10,879	9,769	9,376	9,586	9,053
Taxable equivalent adjustment	369	368	400	411	418

Net interest income	10,510	9,401	8,976	9,175	8,635
Loan loss provision	1,139	1,149	1,136	797	897
Noninterest income	4,284	3,817	3,333	3,354	2,925
Noninterest expense	7,171	6,136	5,371	5,388	5,017

Income before income taxes	6,484	5,933	5,802	6,344	5,646
Income taxes	2,253	2,014	1,965	2,158	1,963

Net income	$4,231	$3,919	$3,837	$4,186	$3,683

Earnings per share — Basic	$0.31	$0.30	$0.29	$0.31	$0.27
Earnings per share — Diluted	0.31	0.30	0.29	0.31	0.27

Average shares — Basic	13,617	13,198	13,292	13,407	13,494
Average shares — Diluted	13,692	13,200	13,294	13,414	13,502
Consolidated ending balance sheet data:
Total assets	$971,644	$811,086	$762,299	$742,015	$732,092
Total deposits	728,334	600,084	566,096	547,249	537,756
Loans (gross)	694,465	567,301	577,521	565,374	542,346
Shareholders’ equity	141,762	130,040	127,881	127,443	127,490
Consolidated average balance sheet data:
Total assets	$955,694	$785,070	$731,640	$723,712	$702,543
Total deposits	707,876	577,105	545,920	537,056	524,366
Loans (gross)	671,057	535,295	562,039	551,624	529,895
Shareholders’ equity	139,294	128,676	127,625	127,310	126,264
Consolidated performance ratios:
Return on average assets*	1.76%	2.00%	2.13%	2.29%	2.08%
Return on average equity*	12.05%	12.22%	12.19%	13.04%	11.57%
Efficiency ratio	47.29%	45.16%	42.26%	41.64%	41.89%
Consolidated asset quality data and ratios:
Nonaccruing loans	$6,690	$4,019	$5,079	$3,265	$2,992
Accruing loans 90 days past due	4,061	4,397	2,241	1,153	1,558

Nonperforming loans	10,751	8,416	7,320	4,418	4,550
Foreclosed properties	2,819	2,578	1,203	1,203	1,197

Nonperforming assets	13,570	10,994	8,523	5,621	5,747

Allowance for loan losses	11,238	8,854	9,318	8,835	8,223

Loans charged off	735	1,678	801	308	420
Recoveries of loans charged off	116	66	149	123	65

Net loan charge-offs (recoveries)	619	1,612	652	185	355

Net charge-offs to average loans*	0.37%	1.21%	0.47%	0.13%	0.27%
Nonperforming loans to total assets	1.11%	1.04%	0.96%	0.60%	0.62%
Allowance coverage of nonperforming loans	104.53%	105.20%	127.30%	199.98%	180.73%
Allowance for loan losses to gross loans	1.62%	1.56%	1.61%	1.56%	1.52%
Allowance for loan losses to net loans	1.64%	1.59%	1.64%	1.59%	1.54%
Subsidiary earnings summary:
Bank of Net interest income	$8,990	$7,988	$7,974	$8,112	$7,915
Granite Loan loss provision	1,139	1,149	1,136	797	887
Noninterest income	1,878	1,863	1,885	1,930	1,962
Noninterest expense	4,607	3,835	3,737	3,662	3,730
Income taxes	1,667	1,560	1,638	1,826	1,787
Net income	3,455	3,307	3,348	3,757	3,473

GLL & Net interest income	$1,553	$1,389	$966	$1,070	$720
Associates Loan loss provision	—	—	—	—	10
(mortgage Noninterest income	2,408	1,954	1,461	1,425	964
bank) Noninterest expense	2,496	2,208	1,609	1,663	1,245
Income taxes	586	454	327	333	176
Net income	879	681	491	499	263

* Annualized based on number of days in the period.

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